UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 7, 2014

Aastrom Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Michigan	000-22025	94-3096597
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

24 Frank Lloyd Wright Drive, Lobby K,
Ann Arbor, Michigan	48105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 556-0311

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At its Annual Meeting of Stockholders held on May 7, 2014 (the “Annual Meeting”), the shareholders of Aastrom Biosciences, Inc., a Michigan corporation (the “Company”), voted to approve an amendment to the Company’s Restated Articles of Incorporation, as amended (the “Articles”), to increase the number of shares of the Company’s common stock authorized for issuance thereunder from 15,000,000 shares to 75,000,000 shares. Accordingly, on May 7, 2014, the Company filed a Certificate of Amendment to the Articles with the Michigan Department of Licensing and Regulatory Affairs.

A copy of the Certificate of Amendment is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the shareholders of the Company voted on the following matters, which are described in detail in the Company’s Proxy Statement (“Proxy Statement”) filed with the U.S. Securities and Exchange Commission (“SEC”) on March 27, 2014, as amended by the Supplement to Proxy Statement filed with the SEC on May 1, 2014: (i) to elect Robert L. Zerbe, Alan L. Rubino, Nelson M. Sims, Heidi Hagen, and Dominick C. Colangelo as directors of the Company to each serve for a one-year term expiring at the Company’s annual meeting of shareholders in 2015 and until his or her successor has been elected and qualified (“Proposal 1”), (ii) to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014 (“Proposal 2”), (iii) to approve an amendment to the Articles to increase the shares of common stock authorized thereunder from 15,000,000 shares to 75,000,000 shares (“Proposal 3”), (iv) to approve the amendment and restatement of the 2009 Omnibus Incentive Plan (the “Incentive Plan”), including the reservation of an additional 375,000 shares for issuance thereunder and the re-approval of certain performance criteria under the Incentive Plan (“Proposal 4”), and (v) to hold an advisory vote approving the compensation of the named executive officers (“Proposal 5”).

The Company’s shareholders approved the nominees recommended for election in Proposal 1 at the Annual Meeting.

Shareholders voted for directors as follows:

Nominee	For	Abstain/Withheld	Broker Non-Votes
Robert L. Zerbe	1,555,213	91,355	2,927,220
Alan L. Rubino	1,558,929	87,639	2,927,220
Nelson M. Sims	1,561,608	84,960	2,927,220
Heidi Hagen	1,561,367	85,201	2,927,220
Dominick C. Colangelo	1,558,701	87,867	2,927,220

The Company’s shareholders approved Proposal 2. The votes cast at the Annual Meeting were as follows: 4,357,023 voted for, 201,685 shares voted against and 15,080 shares abstained from voting.

The Company’s shareholders approved Proposal 3. The votes cast at the Annual Meeting were as follows: 3,714,817 shares voted for, 732,293 shares voted against and 126,678 shares abstained from voting.

The Company’s shareholders approved Proposal 4. The votes cast at the Annual Meeting were as follows: 1,425,641 shares voted for, 204,555 shares voted against and 16,372 shares abstained from voting.

The Company’s shareholders approved Proposal 5. The votes cast at the Annual Meeting were as follows: 1,452,851 shares voted for, 175,826 shares voted against and 17,891 shares abstained from voting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1 Certificate of Amendment to the Restated Articles of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.

Date: May 9, 2014	By:	/s/ DOMINICK C. COLANGELO
Name: Dominick C. Colangelo
Title: Chief Executive Officer and President